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                                                             Exhibit 10.(iii)(c)


March 27, 1997




Montgomery Ward & Co., Incorporated
Montgomery Ward Plaza
Chicago, IL  60671

Gentlemen:

General Electric Capital Corporation ("GE Capital") has been advised by Montgomery Ward & Co., Incorporated ("Montgomery Ward") that Montgomery Ward plans to enter into a Limited Waiver and First Amendment (the "Waiver and Amendment") to the Note Purchase Agreements dated March 1, 1993 between Montgomery Ward and the note purchasers thereunder, as amended, and the Note Purchase Agreement dated July 11, 1995 among Montgomery Ward and the note purchasers thereunder (the "Note Agreements") with the holders ("Noteholders") of the notes (the "Notes") issued under the Note Agreements. The Waiver and Amendment provides for the waiver by the Noteholders for the periods prior to and including June 27, 1997 of compliance by Montgomery Ward with the minimum shareholder equity and priority debt tests under the Note Agreements and provides for the payment of a waiver fee to the Noteholders, an increase in interest rates on the Notes, a shortening to August 29, 1997 of the maturity of the Notes and the imposition of certain additional covenants and restrictions on Montgomery Ward.

GE Capital hereby waives an "Event of Default" which might arise under Section 7(a)(4) of the Program Agreement dated October 12, 1989 between GE Capital and Montgomery Ward, as amended, solely and exclusively by reason of the execution and delivery by Montgomery Ward of the Waiver and Amendment and the performance by Montgomery Ward of its obligations thereunder and for no other reason whatsoever.


GENERAL ELECTRIC CAPITAL CORPORATION


By:
      -------------------------
Title:
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                                                           Exhibit 10.(iv)(A)(2)


                  AMENDMENT NO. 2 TO THE AMENDED AND RESTATED

           MONTGOMERY WARD & CO., INCORPORATED STOCK OWNERSHIP PLAN


     This Amendment No. 2 to the amended and restated Montgomery Ward & Co., Incorporated Stock Ownership Plan (the "Plan") is made as of the 29th day of May, 1997.

     WHEREAS, MONTGOMERY HOLDING CORP., a Delaware corporation, (the "Company") has previously amended and restated the Plan; and

     WHEREAS, pursuant to Section 16 of the Plan the Company has reserved the right to amend the Plan; and

     WHEREAS, the Company desires to amend the Plan.

     NOW, THEREFORE, the Plan is hereby amended in the following manner:

     1. The first sentence of Section 7 is deleted in its entirety and the following is inserted in lieu thereof: "The total number of Shares allocated to this Program and available to designated Participants under this Program is One Million (1,000,000) Series 1 Shares, Five Million Four Hundred Twelve Thousand (5,412,000) Series 2 Shares and Twelve Million (12,000,000) Series 3 Shares, except as such numbers of Shares shall be adjusted in accordance with the provisions of Section 11."

     2. The second sentence of Section 7 is deleted in its entirety and the following is inserted in lieu thereof: "The maximum number of Shares available to any Participant under this Program for Awards, Purchase Rights and Options is four million (4,000,000) Shares, except as such number of Shares shall be adjusted in accordance with the provisions of Section 11."

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